EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)
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                                                            Three Months Ended
                                                                  July 31,
                                                           1996             1995
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Primary earnings per share:

Average share outstanding                             4,910,100        4,850,800

Net effect of dilutive stock
options and warrants-based on
the treasury stock method
using average market price                              508,000          417,100
                                                      ---------        ---------
                                                      5,418,100        5,267,900
                                                      =========        =========

Net income                                           $  831,400       $  724,700
                                                      =========        =========
Net income per share                                 $      .15       $      .14
                                                      =========        =========

Fully-diluted earnings per
share:

Average shares outstanding                            4,910,100        4,850,800

Net effect of dilutive  stock
options and  warrants-based
on the treasury stock method
using ending market price (or
average market price if higher)                         508,000          417,100
                                                      ---------        ---------

                                                      5,418,100        5,267,900
                                                      =========        =========

Net income                                           $  831,400       $  724,700
                                                      =========        =========
Net income per share                                 $      .15       $      .14
                                                      =========        =========
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